UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 10, 2004

GEORGIA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Georgia	001-03506	93-0432081

(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

133 Peachtree Street, N.E., Atlanta, Georgia	30303

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(404) 652-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 10, 2004, Georgia-Pacific Corporation (the "Registrant") and G-P Receivables, Inc., a wholly owned subsidiary of the Registrant ("G-P Receivables"), entered into a Tenth Amendment to Second Amended and Restated Receivables Purchase Agreements, dated as of December 10, 2004 (the "Tenth Amendment"), among G-P Receivables, as the Seller, the Registrant, as the Collection Agent, and the other parties listed therein. A copy of the Tenth Amendment is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1

Tenth Amendment To Second Amended And Restated Receivables Purchase Agreements dated as of December 10, 2004, among G-P Receivables, Inc., as the Seller, Georgia-Pacific Corporation, as Collection Agent, Blue Ridge Asset Funding Corporation, CRC Funding, LLC, CAFCO, LLC, Gotham Funding Corporation, Citibank, N.A., The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, Wachovia Bank, National Association, Citicorp North America, Inc., as administrative agent, Starbird Funding Corporation, BNP Paribas, acting through its New York Branch, Three Pillars Funding LLC and SunTrust Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 15, 2004

GEORGIA-PACIFIC CORPORATION

		By:	/s/ KENNETH F. KHOURY

		Name:	Kenneth F. Khoury
		Title:	Vice President and Deputy General Counsel

EXHIBIT INDEX

10.1

Tenth Amendment To Second Amended And Restated Receivables Purchase Agreements dated as of December 10, 2004, among G-P Receivables, Inc., as the Seller, Georgia-Pacific Corporation, as Collection Agent, Blue Ridge Asset Funding Corporation, CRC Funding, LLC, CAFCO, LLC, Gotham Funding Corporation, Citibank, N.A., The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, Wachovia Bank, National Association, Citicorp North America, Inc., as administrative agent, Starbird Funding Corporation, BNP Paribas, acting through its New York Branch, Three Pillars Funding LLC and SunTrust Bank.